Exhibit 99.1

9503 East 33rd Street
Indianapolis, IN 46235-4207
(800) CELADON
(317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Jeryl Desjarlais	August 17, 2011
Communications Manager
(800) CELADON Ext. 7070
(317) 972-7070 Direct
jdesjarlais@celadongroup.com

CELADON GROUP, INC. DECLARES FIRST QUARTERLY DIVIDEND

INDIANAPOLIS, IN – Celadon Group, Inc. (NYSE-CGI) announced today that its Board of Directors has approved a regular cash dividend to shareholders beginning with the quarter ending September 30, 2011. The first quarterly cash dividend of two cents ($0.02) per share of common stock will be payable on October 7, 2011 to shareholders of record at the close of business on September 26, 2011.

Chairman and Chief Executive Officer Steve Russell said, “Celadon’s quarterly cash dividend demonstrates our commitment to enhancing the return to shareholders and our confidence in Celadon’s ability to deliver long-term sustainable growth.”

Celadon Group Inc. (www.celadongroup.com), through its subsidiaries, provides long-haul, full-truckload freight service across the United States, Canada and Mexico. The company also owns Celadon Logistics Services, which provides freight brokerage; less-than-truckload services; Celadon Dedicated Services, which provides supply chain management solutions, such as warehousing and dedicated fleet services; and owns a minority interest in TruckersB2B (www.truckersb2b.com) which provides cost savings to member fleets.

This press release may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict. Investors are directed to the information contained in Item 7A (“Quantitative and Qualitative Disclosures About Market Risk”) of Part II of the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company’s future operating results. Actual results may differ.

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